UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         December 13, 2012

USA TRUCK, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19858	71-0556971
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Industrial Park Road
Van Buren, Arkansas	72956
(Address of Principal Executive Offices)	(Zip Code)

(479) 471-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 13, 2012, USA Truck, Inc. (the "Company") appointed Thomas Glaser as interim Chief Operating Officer ("COO") effective January 1, 2013, for an initial term of three months.

Mr. Glaser, 62, has 24 years of experience as a senior executive in the transportation industry.  Mr. Glaser has worked as an independent consultant to the truckload industry since 2010.  Mr. Glaser served as President and Chief Executive Officer of Arnold Transportation Services, Inc. (a wholly-owned subsidiary of U.S. Xpress Enterprises, Inc.) from July 2008 to March 2010, as well as a board member of Priority Transportation, Inc. from February 2008 to June 2010.  Previously, Mr. Glaser held several positions at Celadon Group, Inc. from April 2001 to August 2007, most recently serving as President and COO.  Mr. Glaser holds a B.S. in Business Administration from the University of Michigan.

There is no arrangement or understanding between Mr. Glaser and any other person pursuant to which Mr. Glaser was appointed as interim COO of the Company.  There are no transactions in which Mr. Glaser has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Truck, Inc.
(Registrant)

Date:	December 19, 2012	/s/ Clifton R. Beckham
Clifton R. Beckham
President and Chief Executive Officer